Exhibit 10.14

INSPERITY, INC.

DIRECTORS COMPENSATION PLAN

(Amended and Restated as of January 1, 2025)

INSPERITY, INC.
DIRECTORS COMPENSATION PLAN

Table of Contents

    Page
SECTION 1.    DEFINITIONS    1

SECTION 2.    ADMINISTRATION    4

SECTION 3.    PARTICIPANTS    4

SECTION 4.    BENEFITS    4

SECTION 5.    GENERAL PROVISIONS    9

i

    INSPERITY, INC.
    DIRECTORS COMPENSATION PLAN

    PREAMBLE

WHEREAS, Insperity, Inc. (the “Company”) previously adopted the Insperity, Inc. Directors Compensation Plan (the “Plan”) in order to promote the interests of the Company by encouraging Directors (as defined below) to acquire or increase their equity interests in the Company and to provide a means whereby such persons may develop a sense of proprietorship and personal involvement in the development and financial success of the Company; and
WHEREAS, effective August 15, 2012, the Company amended and restated the Plan in its entirety; and
WHEREAS, effective April 1, 2017, the Company amended and restated the Plan in its entirety; and
WHEREAS, effective January 1, 2019, the Company amended the Plan; and
WHEREAS, effective January 1, 2021, the Company amended the Plan; and
WHEREAS, effective January 1, 2022, the Company amended the Plan; and
WHEREAS, effective January 1, 2024, the Company amended the Plan; and
WHEREAS, the Company desires to amend and restate the Plan in its entirety.
NOW, THEREFORE, the Company hereby amends and restates the Plan as set forth herein, effective as of January 1, 2025.
    SECTION 1.
    DEFINITIONS
        For purposes of the Plan, the following terms shall have the meanings indicated:

1.1    Annual Director Award Date means for each calendar year in which this Plan is in effect, the date on which the annual meeting of the stockholders of the Company is held in that year.
1.2    Applicable Date means for the annual Board retainer, committee membership retainers and annual committee chair fees, the last day of the quarter.
1.3    Award Agreement means Award Agreement as such term is defined under the Insperity, Inc. Incentive Plan.
1.4    Board means the Board of Directors of the Company.
1.5    Cause means:
(a)    the Director whose removal is proposed has been convicted, or when a Director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;
(b)    such Director has been found by the affirmative vote of a majority of the entire Board at any regular or special meeting of the Board called for that purpose or by a court of competent jurisdiction to have been guilty of willful misconduct in the performance of his or her duties to the Company in a matter of substantial importance to the Company; or
(c)    such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability as a Director of the Company.
1.6    Committee means the Compensation Committee of the Board or any other committee as may be designated by the Board.

1.7    Common Stock means Common Stock as such term is defined under the Insperity, Inc. Incentive Plan.
1.8    Compensation means the Participant’s annual Board retainer, committee membership retainers and any retainers and fees earned by the Participant for chairing committees during the applicable calendar year, as set forth in Appendix A, which may be amended from time to time by the Board.
1.9    Director means a member of the Board, excluding any individual who is also an employee of the Company or a subsidiary thereof.
1.1
1.10    Disability means the inability to perform the duties of the Director’s position for a period of six (6) consecutive months or for an aggregate of six (6) months during any twelve (12) month period after the Grant Date by reason of any medically determinable physical or mental impairment, as determined by the Board in the Board’s sole discretion.
1.1
1.11    Reserved.
1.12    Fair Market Value means, as applied to a specific date, Fair Market Value as such term is defined under the Insperity, Inc. Incentive Plan.
1.13    Grant Date means the automatic date of grant of an award under the Plan as provided for in Section 4.
1.14    Insperity, Inc. Incentive Plan or Incentive Plan means the Insperity, Inc. Incentive Plan, as amended and restated effective May 22, 2023, and as amended from time to time.
1.15    Option means an Option as such term is defined under the Insperity, Inc. Incentive Plan.

1.16    Participant means each Director, excluding any Director who elects in writing not to participate in the Plan.
1.17    Stock Award means a Stock Award as such term is defined under the Insperity, Inc. Incentive Plan.
1.18    Treasury Stock means issued shares of Company Stock that are held by the Company.

    SECTION 2.
    ADMINISTRATION
    2.1    Administration. The Plan shall be administered by the Board. The Board shall have the complete authority and power to interpret the Plan, prescribe, amend and rescind rules relating to its administration, determine a Participant’s right to a payment and the amount of such payment, and to take all other actions necessary or desirable for the administration of the Plan. In the event the Board determines that the number of actual meetings for the Board or a committee exceeds three (3) times the number of regularly scheduled meetings during a calendar year, the Board may provide for an adjustment to the Compensation paid for the corresponding retainer to compensate Directors for the additional attended meetings. All actions and decisions of the Board shall be final and binding upon all persons.
    2.2    Capitalized Terms. To the extent not defined in this Plan, capitalized terms shall have the meanings assigned thereto in the Incentive Plan.

    SECTION 3.
    PARTICIPANTS
    3.1    Participants. Each Director shall be eligible to be a Participant.

    SECTION 4.
    BENEFITS
    4.1    Retainer, Meeting and Committee Chair Fees. The Compensation of Directors is set forth in Appendix A. The Compensation for annual retainers and annual committee chair fees, if any, shall be paid to each Director on a quarterly basis, with each installment being equal to one-fourth of the annualized amount set forth in Appendix A and being paid as soon as administratively feasible following the end of the quarter. Annually, each Director may elect, prior to the date that the Compensation would otherwise be first payable to such Director in cash, to receive all such Compensation in shares of Company Stock. The number of shares of Company Stock to be paid to an electing Director shall be determined by dividing the Director’s Compensation to be paid on such date by the Fair Market Value of the Company Stock on the Applicable Date, with any fractional share paid in cash. Notwithstanding the foregoing, however, payment in shares of Company Stock may only be made by the Company with shares of Treasury Stock. In the event the number of shares of Treasury Stock is insufficient on any date to make all such payments provided for in this Section 4.1 in full, then all Directors who are entitled to receive shares of Company Stock on such date shall share ratably in the number of shares available and the balance of each such Director’s Compensation shall be paid in cash. An individual Director’s ratable share shall be calculated by dividing such Director’s eligible Compensation applicable to such payment by the total of all electing Directors’ eligible Compensation applicable to such payment. An election to receive payment of Compensation in Company Stock rather than in cash shall be made in such manner as the Committee may from time to time prescribe.
4.2    Equity Award Grants. Directors shall be granted equity awards in accordance with the terms provided below and subject to applicable terms and limitations set forth in the Company’s Incentive Plan and the applicable Award Agreements. Notwithstanding anything herein to the contrary, if the number of shares of Common Stock available for equity awards under the Incentive Plan is insufficient to make all grants of the awards provided for below on the applicable grant date, then all Directors who are entitled to an award on such date shall share ratably in the number of shares then available for awards under the Incentive Plan, and Directors shall have no right to receive an award with respect to the deficiencies in the number of available shares.
4.3    Reserved.
4.4    Annual Director Award.
(a)    On the Annual Director Award Date, each Director who is in office immediately after the annual meeting on such date shall be granted a Stock Award of a number of shares of Common Stock with an aggregate Fair Market Value as set forth in Appendix A, determined as of the Grant Date. The Annual Director Awards shall be 100% vested and exercisable and shall be rounded up to the next higher whole share amount in the case of a fractional share amount. No Annual Director Award will be made to an individual Director if such Director gives advance written notice to the Board that he or she does not wish to receive such award.
(b)    A Director who is appointed to the Board for the first time after January 1, 2025, shall be automatically granted, on the date of his or her appointment to the Board, a Stock Award of a number of shares of Common Stock with an aggregate Fair Market Value equal to the Annual Director Award as set forth in Appendix A, determined as of the Grant Date, but such Award shall be pro-rated based on the date of the last annual meeting, rounded to the nearest month (“Initial Annual Director Award”). The Initial Annual Director Award shall be 100% vested and exercisable and shall be rounded up to the next higher whole share amount in the case of a fractional share amount.

(c)    Notwithstanding the foregoing, a Director whose initial service on the Board begins as a result of being elected or appointed to the Board at the annual meeting shall receive the Annual Director Award, but not an Initial Annual Director Award.
4.5    Termination of Director Options. Any Option previously granted to a Director shall terminate and be of no force and effect with respect to any shares of Common Stock not previously purchased by the Director upon the first to occur of:
        (i)    the tenth (10th) anniversary of the Grant Date for such award; or
        (ii)    the expiration of (A) three months following the Director’s termination of service for Cause; or (B) three years following the Director’s termination of service for any other reason.
Notwithstanding anything herein to the contrary, the normal expiration date for Options shall not be extended.
4.6    Forfeiture of Director Stock Awards. Any portion of a Stock Award to a Director which has not become vested on or before the date of the Director’s termination of service shall be forfeited.
4.7    Award Agreement. Each Option and Stock Award that is not 100% vested, granted to a Director shall be evidenced by an Award Agreement between the Company and such Director that sets forth the terms, conditions and limitations described in this Plan, if any, the Incentive Plan and any additional terms, conditions and limitations applicable to the Option or the Stock Award.
4.8    Pro-Ration of Compensation. In the event a Director is elected or appointed to the Board at any time during the year, or if a Director becomes a committee member or committee chair during the calendar year, the annual Board and committee retainer and annual committee chair fee shall be paid pro-rata based on service for the calendar year quarter, rounded to the nearest month based on the date of election or appointment. In the event a Director resigns from the Board, a committee or as committee chair, compensation for the respective retainer or fee will be similarly paid pro-rata based on service for the calendar year quarter.

    SECTION 5.
    GENERAL PROVISIONS
    5.1    Amendment and Termination. The Board may from time to time amend, suspend or terminate the Plan, in whole or in part; provided, however, no amendment, suspension or termination of the Plan may impair the right of a Participant to receive any benefit accrued hereunder prior to the effective date of such amendment, suspension or termination. Notwithstanding the preceding sentence, equity awards under the Plan will cease without any action of the Committee or Board if the Incentive Plan, or successor plan, expires and the Board does not designate another plan under which the equity awards are to be made.
5.2    Compliance with Securities Laws. It is the intention of the Company that, so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, this Plan shall be operated in compliance with Section 16(b) thereof.

APPENDIX A

Insperity, Inc. Directors Compensation Plan
(Amended and Restated as of January 1, 2025)
5.3    Applicable Law. Except to the extent preempted by applicable federal law, the Plan shall be construed and governed in accordance with the laws of the State of Delaware.

APPENDIX A

Insperity, Inc. Directors Compensation Plan
(Amended and Restated as of January 1, 2025)
Directors' Compensation & Equity Awards
Effective January 1, 2025

	Board	Compensation Committee	FRMA Committee	N&CG Committee	Lead Independent Director	Commonality, Equality, & Cohesion Board Liaison

Annual Retainer	$85,000	$10,000	$15,000	$5,000	$42,500	$35,000

Annual Committee Chair Fees*	N/A	$15,000	$25,000	$15,000	N/A	N/A

Annual Director Award	$190,000	N/A	N/A	N/A	N/A	N/A
* Committee chair fee is in addition to the committee member retainer fee.